(404) 873-8500

                                                             (404) 873-8501

                                   February 1, 1999

          Cumberland Technologies, Inc.
          4311 West Waters Avenue
          Suite 401
          Tampa, Florida 33614


                        Re: Registration Statement on Form S-8
                        --------------------------------------

          Ladies and Gentlemen:

          This opinion is rendered in connection with the proposed issue and sale by Cumberland Technologies, Inc., a Florida corporation (the "Company"), of up to 400,000 shares of the Company's Common Stock, $.001 par value (the "Shares"), upon the terms and conditions set forth in the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

          In rendering the opinion contained herein, we have relied in part upon examination of the Company's corporate records, documents, certificates and other instruments and the examination of such questions of law as we have considered necessary or appropriate for the purpose of this opinion. Based upon the foregoing, and assuming that the purchase price of each of the Shares will equal or exceed the par value thereof and the amount specified by the Board of Directors of the Company as the purchase price thereof, we are of the opinion that the Shares will have been duly and validly authorized and when sold in the manner contemplated by the Cumberland Technologies, Inc. 1991 Stock Option Plan, and upon receipt by the Company of payment therefor, and upon issuance thereof when there exist sufficient authorized but unissued Shares for such issuance, they will be legally issued, fully paid and non-assessable. We consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended.

                                       Sincerely,




                                       BY:  /s/ ARNALL GOLDEN & GREGORY, LLP